Exhibit 99.1

PROXY CARD

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

VAHANNA TECH EDGE ACQUISITION I CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Karan Puri, the Company’s Chief Executive Officer, and Raahim Don, the Company’s Chief Financial Officer, and each of them, as proxies, each with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of Vahanna Tech Edge Acquisition I Corp. (“Vahanna” or the “Company”) to be held on [●], 2023 at [    ] Eastern Time, at the offices of [    ] and virtually via live webcast at https://www.cstproxy.com/[●] or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED AND DELIVERED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ~

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 10 BELOW. THE VAHANNA BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

Please mark votes as x indicated in this example ☒

	FOR	AGAINST	ABSTAIN
(1) Business Combination Proposal — to consider and vote upon a proposal to approve the transactions contemplated under the Agreement and Plan of Merger, dated as of February 10, 2023, (as amended on June 29, 2023, the “Merger Agreement”), by and among Vahanna, Vahanna Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Vahanna (“Merger Sub”) and Roadzen, Inc., a Delaware corporation, (the “merger”), a copy of which is attached to the proxy statement/prospectus as Annex A.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
(2) The Charter Proposal — to consider and vote upon a proposal to adopt the Amended and Restated Memorandum and Articles of Association of Vahanna (the “Proposed Charter”), which will replace Vahanna’s memorandum and articles of understanding currently registered by the Registrar of Corporate Affairs in the British Virgin Islands (the “Existing Charter”). A copy of the Proposed Charter is attached to the proxy statement/prospectus as Annex B.	☐	☐	☐

(3) The Governance Proposals — to approve and adopt, on a non-binding advisory basis, certain differences, in the governance provisions set forth in the Proposed Charter, as compared to the company’s Existing Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as five (5) separate sub-proposals.

Proposal 3A — Elimination of Class B Ordinary Shares — to eliminate Class B ordinary shares and any rights of holders thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3B — Ability to Bring Matters for Discussion Before a General Meeting — to authorize that New Roadzen may, but shall not be obliged to, in each year hold a general meeting as its annual general meeting, and, where called, shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the directors shall appoint.

A valid requisition notice must include items for which a written request has been given to the board by one (1) or more shareholders representing 30% or more of New Roadzen ordinary shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3C — Removal of Directors — to authorize that a director may be removed only for cause and by either i) a resolution of all New Roadzen directors (except for the director to be removed) or ii) a resolution of New Roadzen shareholders representing at least two-thirds of the shares entitled to vote at a meeting for the election of directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3D — Quorum — to authorize that no business shall be transacted at any general meeting unless a quorum is present. The holders of fifty percent (50%) of the New Roadzen ordinary shares present in person, by proxy or authorized representative shall constitute a quorum.

☐ FOR	☐ AGAINST	☐ ABSTAIN

FOR	AGAINST	ABSTAIN

(4) The Domestication Proposal — to consider and vote upon a proposal to adopt the certificate of incorporation, a copy of which is attached to the proxy statement/prospectus as Annex I (the “Interim Charter”), which will replace or remove certain provisions of the Existing Charter, which are no longer valid or otherwise applicable as a result of the Domestication (but without substantively changing such ongoing rights) and file the same with the Secretary of State of the State of Delaware.

Pursuant to the terms and conditions of the Merger Agreement, this proposal will only be presented and voted upon in the event that elections to redeem Class A Ordinary Shares in connection with the Extraordinary General Meeting are less than 12,000,000 Class A Ordinary Shares (or less than approximately 48% of the issued and outstanding Vahanna ordinary shares).

☐	☐	☐

FOR	AGAINST	ABSTAIN

(5) The Delaware Charter Proposal — to consider and vote upon a proposal to adopt the proposed amended and restated certificate of incorporation of Vahanna, a copy of which is attached to the proxy statement/prospectus as Annex J (the “Proposed Delaware Charter”).

Pursuant to the terms and conditions of the merger agreement, the Delaware Charter Proposal will only be presented and voted upon in the event that elections to redeem Class A Ordinary Shares in connection with the Extraordinary General Meeting are less than 12,000,000 Class A Ordinary Shares (or less than approximately 48% of the issued and outstanding Vahanna ordinary shares. If brought to a vote and approved by the shareholders, Vahanna intends that the Proposed Delaware Charter will take effect as soon as possible following the time at which the merger becomes effective, in connection with the consummation of the merger.

☐	☐	☐

(6) The Delaware Governance Proposals — to approve and adopt, on a non-binding advisory basis, certain differences, in the governance provisions set forth in the Interim Charter, Proposed Delaware Charter and Proposed Bylaws, copies of which are attached to the proxy statement/prospectus as Annex I, Annex J and Annex K, respectively, which are being presented in accordance with the requirements of the SEC as four (4) separate sub-proposals.

Proposal 6A — Elimination of Class A and Class B Shares — to authorize one single class of common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6B — Ability to Bring Matters for Discussion Before a General Meeting — to authorize that a special meetings of stockholders may be called by the New Roadzen board pursuant to a resolution adopted by a majority of the New Roadzen board, or upon the written request of holders of not less than 30% of the voting power of the outstanding stock entitled to vote at the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6C — Removal of Directors — to authorize that a director may be removed only for cause and by stockholders representing at least two-thirds of New Roadzen’s voting power.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6D — Quorum — to authorize that the stockholders representing at least 50% of New Roadzen’s voting power will constitute a quorum.

☐ FOR	☐ AGAINST	☐ ABSTAIN

	FOR	AGAINST	ABSTAIN
(7) The Nasdaq Proposal — to consider and vote upon a proposal to approve, for purposes of complying with Rule 5635(a), (b) and (d) of the Nasdaq Listing Rules, the issuance of (i) 68,300,000 New Roadzen ordinary shares in connection with the merger and (ii) 5,530,000 New Roadzen ordinary shares in connection with the PIPE investment.	☐	☐	☐

	FOR	AGAINST	ABSTAIN

(8) The Incentive Plan Proposal — to consider and vote upon a proposal to adopt the New Roadzen 2023 Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex F.

The Incentive Plan Proposal is dependent on the approval of the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal. Therefore, if the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal are not approved, the Incentive Plan Proposal will have no effect, even if approved by holders of Vahanna’s ordinary shares.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN

(9) The ESPP Proposal — to consider and vote upon a proposal to adopt the New Roadzen 2023 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex H.

The ESPP Proposal is dependent on the approval of the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal. Therefore, if the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal are not approved, the ESPP Proposal will have no effect, even if approved by holders of Vahanna’s ordinary shares.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN
(10) The Adjournment Proposal — to consider and vote upon a proposal to adopt the adjournment of the Extraordinary General Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event the company does not receive the requisite stockholder vote to approve the proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal.	☐	☐	☐

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Date                                 , 2023

Signature

Signature (if held jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED